[LOGO OF CARVER BANCORP, INC.]

                  Contact:  David Lilly / Ruth Pachman      William Gray
                            Kekst and Company               Carver Bancorp, Inc.
                            (212) 521-4800                  (212) 360-8840

               CARVER BANCORP, INC. REPORTS SECOND QUARTER RESULTS

                      CONTINUES QUARTERLY DIVIDEND OF $0.07

NEW YORK, NEW YORK, OCTOBER 28, 2004 - Carver Bancorp, Inc. (the "Company" or "Carver") (AMEX: CNY), the holding company for Carver Federal Savings Bank (the "Bank"), today announced its results of operations for the three-month period ended September 30, 2004, the second quarter of the fiscal year ended March 31, 2005 ("fiscal 2005").

The Company reported diluted earnings per share of $0.19 for the quarter ended September 30, 2004 compared to $0.55 diluted earnings per share for the same period last year. Net income available to common stockholders decreased $943,000, or 68.5%, to $434,000 compared to $1.4 million for the same period last year.

Net income was affected by two significant events in the quarter. Results were impacted by charges related to the end of Carver's merger agreement with Washington D.C.-based Independence Federal Savings Bank ("Independence"), offset in part by an award to the Bank from the Community Development Financial Institutions ("CDFI") Fund of the Department of the Treasury.

Following denial by the Office of Thrift Supervision ("OTS") of Carver's application to acquire Independence, Carver, the Bank and Independence mutually agreed to terminate their merger agreement. Therefore, Carver has included as non-interest expense certain previously capitalized expenses related to the merger of $525,000 after tax. Also reflected in non-interest income is an after tax impairment charge deemed other than temporary of $685,000, recorded as a result of the decline in the market price of 150,000 shares of common stock of Independence that the Company holds. These two charges resulted in a reduction of diluted earnings per share of $0.46 for the quarter.

During the quarter, the CDFI Fund of the Department of the Treasury awarded the Bank a $1.5 million grant as part of its Bank Enterprise Award Program, which seeks to expand financing activities in economically distressed areas throughout the nation. The Bank shared $360,000 of these funds with its non-profit lending partners; the remaining $1.1 million was recorded in other non-interest income and after tax resulted in additional $0.27 of diluted earnings per share for the quarter.

Deborah Wright, President and CEO of Carver, said: "As announced on October 26, Carver and Independence have ended our merger agreement. Our goal with the Independence merger was to create an African-American led institution with unprecedented scale, able to accelerate growth and therefore value creation for our stockholders. However, the OTS raised a number of issues related to the proposed transaction that we had recognized and sought to address to protect our stockholders and other constituents. Following the OTS decision, and after careful consideration of every reasonable option, we made the difficult decision to agree to end our merger agreement with the interests of our stockholders foremost in our minds. As our approach to growth has always been a balanced one, we will continue our strategy to aggressively pursue organic growth in our home market of metropolitan New York City, while taking an opportunistic stance toward other growth opportunities which expand our physical presence or product offerings."

Ms. Wright continued: "Carver posted a number of specific accomplishments in the second quarter of fiscal 2005. First, we are very pleased that the CDFI Fund of the Department of the Treasury recognized Carver's expansion of financing in the economically distressed areas that we serve. Carver was one of only five institutions to receive the maximum grant. Second, we successfully opened our seventh full-service, state-of-the-art branch in Fort Greene, Brooklyn in the new Atlantic Terminal Mall, a 373,000 square foot retail complex built above Brooklyn's busiest transportation hub traveled by more than 15 million riders annually. Third, Carver successfully launched wealth management product offerings, including life insurance, mutual funds, and fixed and variable annuities, through our new alliances with Essex Corporation and SBLI USA Mutual Life Insurance Company, Inc. Fourth, on September 21, 2004 Carver held its annual meeting of stockholders at The Studio Museum in Harlem where we discussed with many of our stockholders our recent accomplishments and growth strategies including the opening of our new Bradhurst Court branch in northern Harlem and an additional 24/7 ATM center this winter. Finally, based on their confidence in Carver's future prospects, the Board of Directors declared a $0.07 per share dividend on October 26, 2004 for the second quarter payable on November 23, 2004 to holders of record at the close of business on November 9, 2004."

SUBSEQUENT EVENTS TO CLOSE OF SECOND QUARTER

On October 15, 2004 Carver was advised by the OTS of its denial of Carver's application to consummate the merger agreement between Carver, the Bank and Independence. The merger agreement was subject to, among other things, approval by the OTS. As a result, on October 26, 2004, the Company, the Bank and Independence announced their mutual agreement to terminate the merger agreement and to release each party from all related liabilities.

On October 20, 2004, the Company announced that the holders of all 40,000 outstanding shares of its Series A Convertible Preferred Stock and all 60,000 outstanding shares of its Series B Convertible Preferred Stock elected to convert their preferred shares into shares of the Company's common stock. Upon conversion of their preferred shares, the holders were issued an aggregate of 208,333 shares of common stock.

INCOME STATEMENT HIGHLIGHTS

Quarterly Results
-----------------
Net income available to common stockholders decreased $943,000, or 68.5%, to $434,000 compared to $1.4 million for the same period last year. These results were achieved primarily from a 3.4% increase in net interest income offset by a 30.3% increase in non-interest expense and a decline in non-interest income of 23.9%, as further described below.

Net interest income before the provision for loan losses increased $152,000, or 3.4%, to $4.6 million compared to $4.5 million for the same period last year. This improvement is a result of an increase in interest income of $411,000, or 6.2%, partially offset by an increase in interest expense of $259,000, or 12.3%, compared to the same period last year. Interest income rose primarily as a result of increased real estate mortgage loan balances and interest expense rose primarily due to increased deposits. The Company did not provide for additional loan loss reserves as the Company considers the current overall allowance for loan losses to be adequate.

Non-interest income decreased $376,000, or 23.9%, to $1.2 million compared to $1.6 million for the same period last year. The decrease was primarily attributable to an impairment charge deemed other than temporary of $1.1 million, resulting from the decline in the market price of 150,000 shares of common stock of Independence that the Company holds. Additionally, other non-interest income declined compared to the same period last year when a recovery of $558,000 was established for the recognition of previously unrecognized mortgage loan income. Partially offsetting these decreases were the receipt of a net $1.1 million grant from the Department of the Treasury, a gain in loan fees and service charges of $65,000, attributable to a rise in mortgage prepayment penalty income, additional deposit fees and charges of $45,000 and a gain on the sale of fixed rate loans of $44,000.

Non-interest expense increased $1.2 million, or 30.3%, to $5.1 million compared to $3.9 million for the same period last year. The increase was primarily due to an $847,000 charge resulting from expensing previously capitalized costs related to the unsuccessful merger with Independence and additional employee compensation and net occupancy expenses as a result of opening the new Jamaica Center and Atlantic Terminal branches.

Income before taxes decreased $1.4 million, or 64.4%, to $774,000 compared to $2.2 million for the same period last year. Income taxes decreased $460,000, or 61.3%, to $291,000 compared to $751,000 for the same period last year primarily due to the decline in income before taxes.

Six-Month Results
-----------------
Net income available to common stockholders decreased $949,000, or 39.3%, to $1.5 million compared to $2.4 million for the same period last year. The decline is primarily due to increased non-interest expense of $1.3 million and decreased non-interest income of $377,000, partially offset by an increase in net interest income of $409,000 and a decrease in income taxes of $356,000, as detailed below.

Net interest income before the provision for loan losses increased by $409,000, or 4.7%, to $9.2 million compared to $8.8 million for the same period last year. Interest income increased $606,000, or 4.6%, compared to the same period last year primarily as a result of increased real estate mortgage loan balances. Partially offsetting the rise in interest income was additional interest expense of $197,000 primarily due to increased deposits.

The Company did not provide for additional loan loss reserves as the Company considers the current overall allowance for loan losses to be adequate.

Non-interest income decreased $377,000, or 13.9%, to $2.3 million compared to $2.7 million for the same period last year. The decrease was primarily attributable to an impairment charge deemed other than temporary of $1.1 million resulting from the decline in the market price of 150,000 shares of common stock of Independence that the Company holds. Additionally, other non-interest income declined compared to the same period last year when a recovery of $558,000 was established for the recognition of previously unrecognized mortgage loan income and loan fees and service charges decreased as a result of a reduction in mortgage prepayment penalties compared to the same period last year. Partially offsetting these decreases were the receipt of a net $1.1 million grant from the Department of the Treasury and increases in depository fees and charges that were primarily due to higher ATM usage and growth in debit card income over the same period last year.

Non-interest expense increased $1.3 million, or 17.4%, to $9.0 million compared to $7.7 million for the same period last year. The increase in other non-interest expense was primarily due to a charge of $847,000 resulting from expensing previously capitalized costs related to the merger with Independence. In addition, employee compensation and net occupancy expenses increased primarily due to opening the new Jamaica Center and Atlantic Terminal branches.

Income before taxes decreased $1.3 million, or 34.1%, to $2.5 million compared to $3.8 million for the same period last year. Income taxes decreased $356,000, or 27.2%, to $1.0 million compared to $1.3 million for the same period last year primarily due to the decline in income before taxes.

FINANCIAL CONDITION HIGHLIGHTS

At September 30, 2004, total assets increased by $42.0 million, or 7.8%, to $580.8 million compared to $538.8 million at March 31, 2004. The asset growth primarily reflects increases in total loans receivable, net, and total securities of $25.4 million and $17.5 million, respectively. The increase in total loans receivable is attributable to new mortgage loan originations and purchases exceeding mortgage loan repayments. The increase in total securities is attributable to the purchase of additional mortgage-backed securities to meet collateral requirements of New York State deposits in the new Jamaica Center branch. Other assets and office properties and equipment, net, increased by $7.0 million and $1.5 million, respectively. The increase in other assets is primarily related to the Bank's $8.0 million investment in a bank owned life insurance program. The $1.5 million increase in office properties and equipment is primarily attributable to the new Atlantic Terminal branch in Brooklyn. The increase in total assets was partially offset by a decline in total cash and cash equivalents of $9.7 million as liquid funds were used to fund loan and securities growth.

At September 30, 2004, total liabilities increased by $40.9 million, or 8.3%, to $535.1 million from $494.2 million at March 31, 2004. The increase in liabilities is a result of deposit growth of $53.1 million, of which $50.0 million was deposited by the State and City of New York under the Banking Development District program. The increase in deposits was partially offset by repayments of matured borrowings of $3.7 million and a decrease of $8.6 million in other liabilities resulting primarily from the payment of bank checks and income taxes.

At September 30, 2004, total stockholders' equity increased $1.1 million, or 2.4%, to $45.7 million compared to $44.6 million at March 31, 2004. The increase in total stockholders' equity was primarily attributable to an increase in retained earnings of $1.2 million from net income derived during fiscal 2005, partially offset by a decrease of $244,000 in accumulated other comprehensive income related to the mark-to-market of the Bank's available-for-sale securities.

During the quarter ended September 30, 2004, the Company purchased 4,700 additional shares of its common stock in open market transactions as part of its stock repurchase program announced on August 6, 2002. To date, the Company has purchased 35,150 shares of its common stock in open market transactions at an average price of $14.71 per share. The Company intends to use the repurchased shares to fund its stock-based benefit and compensation plans and for any other purpose the Board of Directors of the Company deems advisable in compliance with applicable law.

ASSET QUALITY

At September 30, 2004, non-performing assets totaled $1.8 million, or 0.47% of total loans receivable, compared to $2.1 million, or 0.60% of total loans receivable, at March 31, 2004. At September 30, 2004, the allowance for loan losses of $4.1 million remained substantially unchanged from March 31, 2004. At September 30, 2004, the ratio of the allowance for loan losses to non-performing loans was 229.0% compared to 194.3% at March 31, 2004. At September 30, 2004, the ratio of the allowance for loan losses to total loans receivable was 1.08% compared to 1.16% at March 31, 2004.

Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank, the largest publicly-traded African- and Caribbean-American run bank in the United States, operates seven full-service branches in the New York City boroughs of Brooklyn, Queens and Manhattan. For further information, please visit the Company's website at www.carverbank.com.

STATEMENTS CONTAINED IN THIS NEWS RELEASE, WHICH ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "SHOULD," "WILL," "WOULD," "COULD," "MAY," "PLANNED," "ESTIMATED," "POTENTIAL," "OUTLOOK," "PREDICT," "PROJECT" AND SIMILAR TERMS AND PHRASES, INCLUDING REFERENCES TO ASSUMPTIONS. FORWARD-LOOKING STATEMENTS ARE BASED ON VARIOUS ASSUMPTIONS AND ANALYSES MADE BY THE COMPANY IN LIGHT OF MANAGEMENT'S EXPERIENCE AND ITS PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS AND EXPECTED FUTURE DEVELOPMENTS, AS WELL AS OTHER FACTORS BELIEVED TO BE APPROPRIATE UNDER THE CIRCUMSTANCES. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD RESULT IN MATERIAL VARIATIONS INCLUDE, WITHOUT LIMITATION, THE COMPANY'S SUCCESS IN IMPLEMENTING ITS INITIATIVES, INCLUDING EXPANDING ITS PRODUCT LINE, ADDING NEW BRANCHES AND ATM CENTERS, SUCCESSFULLY RE-BRANDING ITS IMAGE AND ACHIEVING GREATER OPERATING EFFICIENCIES; INCREASES IN COMPETITIVE PRESSURE AMONG FINANCIAL INSTITUTIONS OR NON-FINANCIAL INSTITUTIONS; LEGISLATIVE OR REGULATORY CHANGES WHICH MAY ADVERSELY AFFECT THE COMPANY'S BUSINESS OR INCREASE THE COST OF DOING BUSINESS; TECHNOLOGICAL CHANGES WHICH MAY BE MORE DIFFICULT OR EXPENSIVE THAN WE ANTICIPATE; CHANGES IN INTEREST RATES WHICH MAY REDUCE NET INTEREST MARGINS AND NET INTEREST INCOME; CHANGES IN DEPOSIT FLOWS, LOAN DEMAND OR REAL ESTATE VALUES WHICH MAY ADVERSELY AFFECT THE COMPANY'S BUSINESS; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES WHICH MAY CAUSE THE COMPANY'S CONDITION TO BE PERCEIVED DIFFERENTLY; LITIGATION OR OTHER MATTERS BEFORE REGULATORY AGENCIES, WHETHER CURRENTLY EXISTING OR COMMENCING IN THE FUTURE, WHICH MAY DELAY THE OCCURRENCE OR NON-OCCURRENCE OF EVENTS LONGER THAN ANTICIPATED; THE ABILITY OF THE COMPANY TO ORIGINATE AND PURCHASE LOANS WITH ATTRACTIVE TERMS AND ACCEPTABLE CREDIT QUALITY; AND GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR LOCALLY IN SOME OR ALL AREAS IN WHICH THE COMPANY DOES BUSINESS, OR CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY WHICH COULD AFFECT LIQUIDITY IN THE CAPITAL MARKETS, THE VOLUME OF LOAN ORIGINATION, DEPOSIT FLOWS, REAL ESTATE VALUES, THE LEVELS OF NON-INTEREST INCOME AND THE AMOUNT OF LOAN LOSSES. THE FORWARD-LOOKING STATEMENTS CONTAINED WITHIN HEREIN ARE MADE AS OF THE DATE OF THIS REPORT, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. YOU SHOULD CONSIDER THESE RISKS AND UNCERTAINTIES IN EVALUATING FORWARD-LOOKING STATEMENTS AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS.

                                     # # #

                      CARVER BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                   SEPTEMBER 30,       MARCH 31,
                                                                                                      2004               2004
                                                                                                 ---------------    ---------------
                                                                                                  (UNAUDITED)
ASSETS
Cash and cash equivalents:
                                                                                                  $      10,933      $      11,574
    Cash and due from banks
    Federal funds sold                                                                                    1,500              8,200
    Interest Earning Deposits                                                                               600              3,000
                                                                                                 ---------------    ---------------
         Total cash and cash equivalents                                                                 13,033             22,774
                                                                                                 ---------------    ---------------
Securities:
     Available-for-sale, at fair value (including pledged as collateral of
       $118,058 at September 30, 2004, $82,325 at March 31, 2004)                                       124,646             96,403
     Held-to-maturity, at amortized cost (including pledged as collateral of
       $31,943 at September 30, 2004, $42,189 at March 31, 2004)                                         32,744             43,474
                                                                                                 ---------------    ---------------
          Total securities                                                                              157,390            139,877
                                                                                                 ---------------    ---------------
Loans receivable:
     Real estate mortgage loans                                                                         375,706            350,015
     Consumer and commercial business loans                                                               5,721              6,010
     Allowance for loan losses                                                                          (4,116)            (4,125)
                                                                                                 ---------------    ---------------
          Total loans receivable, net                                                                   377,311            351,900
                                                                                                 ---------------    ---------------
Office properties and equipment, net                                                                     13,227             11,682
Federal Home Loan Bank of New York stock, at cost                                                         4,625              4,576
Accrued interest receivable                                                                               2,656              2,489
Other assets                                                                                             12,548              5,532
                                                                                                 ---------------    ---------------
          Total assets                                                                            $     580,790      $     538,830
                                                                                                 ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
                                                                                                  $     426,808      $     373,665
     Deposits
     Advances from the Federal Home Loan Bank of New York and other borrowed money                      100,582            104,282
     Other liabilities                                                                                    7,669             16,238
                                                                                                 ---------------    ---------------
          Total liabilities                                                                             535,059            494,185
                                                                                                 ---------------    ---------------
Stockholders' equity:
     Preferred stock (par value $0.01 per share; 1,000,000
        shares authorized; 100,000 issued and outstanding)                                                    1                  1
     Common stock (par value $0.01 per share: 5,000,000 shares authorized; 2,316,358 shares issued; 2,295,366 and 2,285,267 outstanding at September 30, 2004 and March 31, 2004,
        respectively)                                                                                        23                 23
     Additional paid-in capital                                                                          23,916             23,882
     Retained earnings                                                                                   22,083             20,892
     Unamortized awards of common stock under  management recognition plan                                  (11)               (21)
     Treasury stock, at cost (20,992 shares at September 30, 2004 and 31,091 shares at March
        31, 2004)                                                                                          (295)              (390)
     Accumulated other comprehensive income                                                                  14                258
                                                                                                 ---------------    ---------------
          Total stockholders' equity                                                                     45,731             44,645
                                                                                                 ---------------    ---------------
     Total liabilities and stockholders' equity                                                   $     580,790       $    538,830
                                                                                                 ===============    ===============

                      CARVER BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                                SEPTEMBER 30,                             SEPTEMBER 30,
                                                     -------------------------------------    --------------------------------------
                                                                 (UNAUDITED)                               (UNAUDITED)
                                                          2004                2003                 2004                  2003
                                                     ---------------    ------------------    ----------------     -----------------
Interest Income:
   Loans                                                $  5,700            $  5,061             $ 11,116              $  9,927
   Total securities                                        1,291               1,515                2,551                 3,111
   Federal funds sold                                         22                  26                   58                    81
                                                        --------            --------             --------              --------
     Total interest income                                 7,013               6,602               13,725                13,119
                                                        --------            --------             --------              --------

Interest expense:
   Deposits                                                1,313               1,143                2,438                 2,419
   Advances and other borrowed money                       1,055                 966                2,098                 1,920
                                                        --------            --------             --------              --------
     Total interest expense                                2,368               2,109                4,536                 4,339
                                                        --------            --------             --------              --------

     Net interest income                                   4,645               4,493                9,189                 8,780


Provision for loan losses                                   --                  --                   --                    --
                                                        --------            --------             --------              --------
     Net interest income after provision for loan
       losses                                              4,645               4,493                9,189                 8,780
                                                        --------            --------             --------              --------

Non-interest income:
   Depository fees and charges                               535                 490                1,055                   974
   Loan fees and service charges                             557                 492                1,080                 1,137
   Gain (loss) on sale of securities                        --                    31                   94                    31
   Impairment of securities                               (1,104)               --                 (1,104)                 --
   Gain on sale of loans                                      44                --                     45                  --
   Grant income                                            1,140                --                  1,140                  --
   Other                                                      26                 561                   27                   572
                                                        --------            --------             --------              --------
      Total non-interest income                            1,198               1,574                2,337                 2,714
                                                        --------            --------             --------              --------

Non-interest expense:

   Employee compensation and benefits                      2,068               1,798                4,069                 3,603
   Net occupancy expense                                     473                 343                  876                   667
   Equipment                                                 395                 399                  764                   782
   Merger related expenses                                   847                --                    847                  --
   Other                                                   1,286               1,350                2,452                 2,619
                                                        --------            --------             --------              --------
      Total non-interest expense                           5,069               3,890                9,008                 7,671
                                                        --------            --------             --------              --------

      Income before income taxes                             774               2,177                2,518                 3,823
Income taxes                                                 291                 751                  954                 1,310
                                                        --------            --------             --------              --------
      Net income                                        $    483            $  1,426             $  1,564              $  2,513
                                                        ========            ========             ========              ========

Dividends applicable to preferred stock                 $     49            $     49             $     98              $     98

      Net income available to common stockholders       $    434            $  1,377             $  1,466              $  2,415
                                                        ========            ========             ========              ========

Earnings per common share:
       Basic                                            $   0.19            $   0.60             $   0.64              $   1.05
                                                        ========            ========             ========              ========
       Diluted                                          $   0.19            $   0.55             $   0.60              $   0.98
                                                        ========            ========             ========              ========

                      CARVER BANCORP, INC. AND SUBSIDIARIES
                               SELECTED KEY RATIOS
                                   (UNAUDITED)

                                                                               THREE MONTHS ENDED         SIX MONTHS ENDED
KEY OPERATING RATIOS:                                                             SEPTEMBER 30,            SEPTEMBER 30,
                                                                               --------------------      -------------------
                                                                                2004         2003         2004        2003
                                                                               -------      -------      -------     -------
Return on average assets (1)                                                     0.34   %     1.10   %     0.56  %     0.97
Return on average equity (2)                                                     4.22        13.51         6.90       12.07
Interest rate spread (3)                                                         3.32         3.53         3.39        3.46
Net interest margin (4)                                                          3.41         3.66         3.38        3.61
Operating expenses to average assets (5)                                         3.54         3.01         3.21        2.98
Equity-to-assets (6)                                                             7.87         8.12         7.87        8.12
Efficiency ratio (7)                                                            86.75        64.25        78.15       66.81
Average interest-earning assets to
  interest-bearing liabilities                                                   1.05         1.08         1.05        1.09


ASSET QUALITY RATIOS:                                                             SEPTEMBER 30,              MARCH 31,
                                                                               --------------------      -------------------
                                                                                2004         2003         2004        2003
                                                                               -------      -------      -------     -------
Non performing assets to total assets (8)                                        0.31         0.56         0.39        0.36
Non performing assets to total loans receivable (8)                              0.47         0.91         0.60        0.61
Allowance for loan losses to total loans receivable                              1.08         1.29         1.16        1.40
Allowance for loan losses to non-performing loans (8)                           229.0        141.8        194.3       230.7

(1) Net income divided by average total assets, annualized
(2) Net income divided by average total equity, annualized
(3) Combined weighted average interest rate earned less combined weighted average interest rate cost
(4) Net interest income divided by average interest-earning assets annualized
(5) Non-interest expenses less loss on foreclosed real estate divided by average total assets, annualized. Excluding merger related expenses the ratio would be 2.95% and 2.91% for the quarter and year-to-date, respectively
(6) Total equity divided by assets at period end
(7) Operating expenses divided by sum of net interest income plus non-interest income. Excluding the Independence stock impairment charge, grant income and merger related expenses, the ratio would be 72.71% and 71.03% for the quarter and year-to-date, respectively
(8) Non performing assets consist of non-accrual loans, loans accruing 90 days or more past due and property acquired in settlement of loans